Exhibit 99.1

DAVIDSON & COMPANY LLP                Chartered Accountants       A Partnership of Incorporated Professionals

November 15, 2006

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC
USA 20549

Dear Sir and/or Madam:

We have read the statements about our firm included under Item 4 in the Form 8-K dated November 8, 2006 of Bravo Resource Partners, Ltd. filed with the Securities and Exchange Commission and are in agreement with the statements contain therein.

Yours truly,

“DAVIDSON & COMPANY LLP”

/s/ Davidson & Company LLP
DAVIDSON & COMPANY LLP
Chartered Accountants
A Member of SC INTERNATIONAL

1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6
Telephone (604) 687-0947 Fax (604) 687-6172